EXHIBIT 99.1


[NETRO LOGO]                                                  [SR/TELECOM LOGO]

                                                              www.srtelecom.com
                                                              -----------------

                                  NEWS RELEASE

Contacts:                          Contacts:
Whitney Gould                      David Adams (Vice-President, Finance and CFO)
PR21                               (514) 335-4035
(415) 369-8100                     email: David_Adams@srtelecom.com
email: whitney.gould@pr21.com
                                   Paul Goyette (Director, Communications)
                                   (514) 335-2429 x. 4361
                                   email: Paul_Goyette@srtelecom.com

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          SR Telecom Announces Agreement To Acquire Netro Corporation

     o Addition of AirStar and next generation Angel product lines to solidify SR Telecom's position as the world leader in fixed wireless access products
     o    Significantly strengthens SR Telecom's balance sheet
     o    SR Telecom to obtain NASDAQ listing and become SEC registrant
     o Recent allocations of 3.5 GHz licenses for voice and DSL-like data services creates large potential market

MONTREAL, and SAN JOSE, California, March 27, 2003 - SR Telecom Inc. (TSX:
SRX), the global fixed wireless access solutions leader, today announced it has signed a definitive agreement to acquire Netro Corporation (NASDAQ: NTRO), a provider of broadband, point-to-multipoint, fixed wireless access equipment. The transaction solidifies SR Telecom's position as the world's leading provider of carrier-class fixed wireless access solutions by adding the next generation 3.5 GHz Angel product, which benefited from hundreds of millions in development to date, to SR Telecom's product portfolio. The acquisition also significantly strengthens SR Telecom's financial position, as the Company is expected to have consolidated cash at closing of approximately C$75 million.

"This transaction enables SR Telecom to leverage its global client base and distribution network and further extend our leadership position as the world's premiere provider of fixed wireless access solutions," said Pierre St-Arnaud, SR Telecom's President and Chief Executive Officer. "Netro's products complement our own product line in terms of frequency and applications. When combined, SR Telecom's extensive channel to market and turnkey solutions capabilities and Netro's products will enable us to address a number of previously identified opportunities within our existing customer base and will also give us the opportunity to pursue significant new contracts we would not otherwise be in a position to pursue."

The acquisition has been approved by the Board of Directors of both companies and is subject to certain conditions, including regulatory approval and the approval of Netro's shareholders. The acquisition is expected to close early in the third quarter of 2003. Insiders holding approximately 12% of Netro's outstanding shares have irrevocably agreed to vote in favour of the transaction.

Structure of the Transaction
The transaction will be structured as a merger, in which a wholly owned subsidiary of SR Telecom will merge with and into Netro. Netro stockholders will receive total consideration of approximately US$3.11 per share, based on
SR Telecom's closing price of C$0.75 per share as of March 26, 2003, amounting to an aggregate consideration of approximately US$121 million, which represents a premium of 28% to Netro's closing stock price of US$2.43 on March 26, 2003. The consideration will be comprised of a dividend payout of US$100 million paid by Netro immediately prior to the closing, and the issuance by SR Telecom of American Depository Receipts (ADRs) representing up to 41.5 million of SR Telecom common shares, which will be exchangeable by Netro stockholders into SR Telecom common shares.
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SR Telecom To Acquire Netro Corporation                                  page 2


Following the transaction, Netro stockholders will own approximately 43% of SR Telecom's common shares. SR Telecom intends to file a registration statement with the U.S. Securities and Exchange Commission (the "SEC") in order to register the ADRs for sale in the United States and will seek to quote its ADRs on Nasdaq, subject to compliance with the regulatory requirements of the SEC and of Nasdaq.

TD Securities Inc. acted as financial advisor to SR Telecom Inc. and Goldman, Sachs & Co. acted as financial advisor to Netro Corporation.

Improved Balance Sheet and Financial Performance
"The Netro transaction will also substantially improve our balance sheet," said David Adams, SR Telecom's Vice-President, Finance and Chief Financial Officer. "After taking into account the anticipated restructuring costs, transaction expenses and assumed liabilities, we anticipate that in addition to its own cash balances, SR Telecom expects the transaction will provide net cash proceeds of over C$20 million. This solidifies our competitive position considerably, providing us with the financial strength and flexibility to continue to support our anticipated growth and our industry-leading technology. Based on our review of opportunities in our existing customer base, we believe the addition of Angel and AirStar will play a significant role in our achieving our target to double SR Telecom's revenues. We anticipate that the acquisition will generate a positive contribution to earnings and cash flow for fiscal 2004 and that the overall transaction will be neutral to earnings per share in 2004 and accretive to earnings per share in 2005."

Enhanced Market Reach with a Broader Product Portfolio
With this acquisition, SR Telecom boosts its capacity to deliver end-to-end broadband wireless solutions, making broadband data and high-speed Internet access deployable in areas where wireline technologies are not economically viable or efficient. Moreover, it significantly increases SR Telecom's addressable market into urban markets with licensed frequencies in the low (1.9-3.5 GHz) and the high (10-39 GHz) frequencies where there is a demand for high-speed data communications and toll quality voice services. Netro's Angel, the first commercially deployed carrier-class, non-line-of-sight system using Orthogonal Frequency Division Multiplexing (OFDM), ensures optimized coverage, capacity and cost for toll-quality voice and scalable high-speed data applications. Netro's high-capacity Fixed Broadband Access Solution, AirStar, answers the needs of small and medium enterprises for performance and reliability.

With the transaction, SR Telecom's diverse solutions portfolio and extensive distribution network enable it to deploy and provision revenue-generating broadband technology solutions to service providers throughout the world.

"The strengths of Netro's rich broadband product portfolio and technical expertise, coupled with SR Telecom's longstanding and well-established global relationships with customers in more than 110 countries creates a new, world-class partner of choice for end-to-end fixed wireless access solutions," said Gideon Ben-Efraim, Chairman of the Board, President and Chief Executive Officer, Netro Corporation. "Netro's customers will benefit from SR Telecom's global reach, end-to-end range of solutions, and the shared commitment to customer service."

Substantial Customer Benefits
The acquisition also brings substantial benefits to SR Telecom's extensive customer base. Netro's customers and partners will also benefit from the combined company's increased service, support and turnkey experience as well as global reach. The addition of Netro's broadband fixed wireless access platform enables the delivery of carrier-class voice and high-speed data services to both residential and business users, and enhances the ability of both established and next generation service providers to deliver these services by facilitating a graceful and cost-efficient evolution from legacy narrowband networks.

The broadband fixed wireless access market is set to grow dramatically as alternate and established service providers look to deploy this technology where traditional wireline access networks do not reach. The market for broadband fixed wireless access is expected to grow from 1 million lines today to 16 million lines in 2008, according to Ovum Research, an industry research firm. In addition to existing 3.5 GHz licenses through Europe, China and Brazil, two countries with low tele-density and high potential were allocated licenses for voice and data services earlier this year. Licenses in the 3.5 GHz frequencies have also been allocated in Latin America as the new licensed frequency for WLL.

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SR Telecom To Acquire Netro Corporation                                   page 3


Conference Call
SR Telecom will host a conference call today at 10:00 AM Eastern Time to discuss this announcement. SR Telecom President & CEO Pierre St-Arnaud and Chief Financial Officer David Adams will host the conference call, which will include a question and answer session. Investors, analysts and media wishing to participate in this call may dial (514) 227-8860 (Montreal and overseas) or
(800) 814-4890 (elsewhere in North America) fifteen minutes prior to the start time. For those who are unable to listen to the call live, a replay will be available from noon March 27 until midnight April 1 at (877) 289-8525 (passcode 245146#). A live and archived audio webcast of the call will also be available online at: www.srtelecom.com.

About Netro Corporation

Netro Corporation is a leading provider of fixed broadband wireless systems used by telecommunications service providers to deliver voice and high-speed data services for access and mobile infrastructure applications to customers worldwide. Netro offers a broad range of low and high frequency products for business and residential, access and mobile infrastructure needs, with a wide set of licensed frequencies for point-to-multipoint: 1.9 - 39 GHz. The Company's AirStar and Angel products have an impressive track record of performance and stability worldwide.

About SR Telecom
SR Telecom is a world leader and innovator in Point-to-Multipoint Wireless Access solutions, which include equipment, network planning, project management, installation and maintenance services. Its products, which are used in over 110 countries, are among the most advanced and reliable PMP wireless telecommunications systems available today. Serving telecom operators worldwide, SR Telecom's fixed wireless solutions provide high-quality voice and data for applications ranging from carrier class telephone service to high-speed Internet access.

SR Telecom and Netro plan to file a registration statement on Form F-4, including a proxy statement/prospectus, and other relevant documents with the United States Securities and Exchange Commission concerning the acquisition, and Netro expects to mail the proxy statement/prospectus to its stockholders in connection with the acquisition. Investors and security holders are urged to read the proxy statement/prospectus carefully when it becomes available, because it will contain important information about SR Telecom, Netro and the acquisition. Investors and security holders will be able to obtain free copies of these documents, when they are available, through the website maintained by the United States Securities and Exchange Commission at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by SR Telecom by contacting SR Telecom Investor Relations, 8150 Trans-Canada Highway, Montreal, Quebec, H4S 1M5, (514) 335-1210. Investors and security holders may obtain free copies of the documents filed with the United States Securities and Exchange Commission by Netro Corporation by contacting Netro Corporation Investor Relations, 3860 North First Street, San Jose, California 95134, (408) 216-1500.

SR Telecom and Netro, and their respective directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies from Netro's stockholders in connection with the merger. A description of the interests of Gideon Ben-Efraim, Netro Corporation's Chairman of the Board and Chief Executive Officer, and certain of Netro's other executive officers, employees and directors who may be deemed to be participants in the solicitation of proxies, and any additional benefit they may receive in connection with the merger, will be described in the proxy statement/prospectus.

Investors are urged to read the joint proxy statement/prospectus and other relevant materials when they become available before making any voting or investment decision with respect to the acquisition.

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FORWARD-LOOKING STATEMENTS
Except for historical information provided herein, this press release contains information and statements of a forward-looking nature within the meaning of the United States federal securities laws concerning the future performance of SR Telecom and SR Telecom's anticipated acquisition of Netro. Statements of expected synergies, accretion, and timing of closing are based on suppositions and uncertainties as well as on management's best possible evaluation of future events. Readers are advised that actual results may differ materially from expected results based on a number of factors, many of which are beyond the control of SR Telecom and Netro. Such factors include, without excluding other considerations, risks associated with the proposed acquisition, including the approval of the proposed merger by Netro stockholders, obtaining regulatory approval and the satisfaction of other closing conditions, fluctuations in quarterly results, evolution in customer demand for SR Telecom's products and services, the impact of price pressures exerted by competitors, and general market trends or economic changes. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from the forward-looking statements contained in this press release will be included in the proxy statement/prospectus to be files by SR Telecom and Netro with the United States Securities and Exchange Commission.

SR Telecom and the SR Telecom logo are trademarks of SR Telecom Inc.